                                                          THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                                                 SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                                                              DECEMBER 31, 1999
                                      ----------------------------------------------------------------------------------------------
                                                                                                                    GROSS AMOUNT AT
                                                                                                                     WHICH CARRIED
                              INITIAL COSTS TO THE PARTNERSHIP         COSTS                                        AT CLOSE OF YEAR
                        ------------------------------------------                --------------------------------------------------
                                                                    CAPITALIZED
                                                     BUILDING &    SUBSEQUENT TO                BUILDING &    1999
     DESCRIPTION        ENCUMBRANCES      LAND      IMPROVEMENTS    ACQUISITION       LAND     IMPROVEMENTS  SALES  TOTAL (A)(B)(C)
----------------------  ------------  ------------  ------------   -------------   ----------  ------------  -----  ---------------
Properties:

Office Building
Lisle, IL                   None         1,780,000    15,743,881     4,551,901      1,780,000    20,295,782             22,075,782

Garden Apartments
Atlanta, GA                 None         3,631,212    11,168,904       846,730 (b)  3,631,212    12,015,634             15,646,846

Retail Shopping Center
Roswell, GA                 None         9,454,622    21,513,677     1,426,554      9,500,725    22,894,128             32,394,853

Office Building
Morristown, NJ              None         2,868,660    12,958,451     4,289,583      2,868,660    17,248,034             20,116,694

Office/Warehouse
Bolingbrook, IL             None         1,373,199     7,302,518       272,311      1,373,199     7,574,829              8,948,028

Garden Apartments
Raleigh, NC                 None         1,623,146    14,135,553        75,229      1,623,146    14,210,782             15,833,928

Office Building
Nashville, TN               None         1,797,000     6,588,451       124,457      1,797,377     6,712,531              8,509,908

Office Park
Oakbrook Terrace, IL        None         1,313,310    11,316,883       315,173      1,313,821    11,631,545             12,945,366

Office Building
Beaverton, OR               None           816,415     9,897,307        55,089        844,751     9,924,060             10,768,811

Industrial Building
Salt Lake City, UT          None           582,457     4,805,676       252,576        594,780     5,045,929              5,640,709

Industrial Building
Aurora, CO                  None         1,338,175     7,202,411     1,578,486      1,415,159     8,703,913             10,119,072

Office Complex
Brentwood, TN               None         2,425,000     7,063,755       118,073      2,453,117     7,153,711              9,606,828

                                      ------------   -----------    ----------     ----------   -----------  -----    ------------
                                        29,003,196   129,697,467    13,906,162     29,195,947   143,410,878      0     172,606,825
                                      ============   ===========    ==========     ==========   ===========  =====    ============

                                                          1999          1998         1997
                                                      -----------   -----------   ----------

(a)                     Balance at beginning of year  170,045,055   201,670,248   177,082,291
                          Additions:
                           Acquisitions                         0             0    23,417,474
                           Improvements, etc.           2,561,770     5,827,888     1,170,483
                          Deletions:
                           Sale                                 0   (37,453,081)            0

                                                      -----------   -----------   -----------
                        Balance at end of year        172,606,825   170,045,055   201,670,248
                                                      ===========   ===========   ===========

(b)                     Net of $1,000,000 settlement
                         received from lawsuit.

                        --------------------------

                           YEAR OF           DATE
     DESCRIPTION         CONSTRUCTION     ACQUIRED
----------------------   ------------    ----------
Properties:

Office Building
Lisle, IL                    1985        Apr., 1988

Garden Apartments
Atlanta, GA                  1987        Apr., 1988

Retail Shopping Center
Roswell, GA                  1988        Jan., 1989

Office Building
Morristown, NJ               1981        Aug., 1988

Office/Warehouse
Bolingbrook, IL              1989        Feb., 1990

Garden Apartments
Raleigh, NC                  1995        Jun., 1995

Office Building
Nashville, TN                1982        Oct., 1995

Office Park
Oakbrook Terrace, IL         1988        Dec., 1995

Office Building
Beaverton, OR                1995        Dec., 1996

Industrial Building
Salt Lake City, UT           1997        Jul., 1997

Industrial Building
Aurora, CO                   1997        Sep., 1997

Office Complex
Brentwood, TN                1987        Oct., 1997

                                                         THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                                          SCHEDULE III - REAL ESTATE OWNED: INTEREST IN PROPERTIES
                                                                              DECEMBER 31, 1999
                                        --------------------------------------------------------------------------------------------
                                                                                                                    GROSS AMOUNT AT
                                            INITIAL COSTS TO                                                         WHICH CARRIED
                                            THE PARTNERSHIP          COSTS                                          AT CLOSE OF YEAR
                                        -----------------------                 ----------------------------------------------------
                                                                  CAPITALIZED
                          ENCUMBRANCES              BUILDING &   SUBSEQUENT TO               BUILDING &     1999
      DESCRIPTION         AT 12/31/99     LAND     IMPROVEMENTS   ACQUISITION      LAND     IMPROVEMENTS    SALES    TOTAL (A)(B)(C)
-----------------------   ------------  ---------  ------------  -------------  ----------  ------------  --------  ----------------
Interest in Properties:

Garden Apartments
Jacksonville, FL           10,184,662   2,750,000    14,650,743             0    2,750,000    14,650,743                 17,400,743

Retail Shopping Center
Kansas City MO and KS*     15,968,149   5,710,916    15,211,504       232,855    5,710,916    15,444,359                 21,155,275


                          -----------   ---------   -----------  ------------   ----------   -----------   -------    -------------
                           26,152,811   8,460,916    29,862,247       232,855    8,460,916    30,095,102         0       38,556,018
                          ===========   =========   ===========  ============   ==========   ===========   =======    =============

                          --------------------------------

                              YEAR OF            DATE
      DESCRIPTION          CONSTRUCTION        ACQUIRED
-----------------------   --------------    --------------
Interest in Properties:

Garden Apartments
Jacksonville, FL                1973         Sept., 1999

Retail Shopping Center
Kansas City MO and KS*    Various Ranging    Sept., 1999
                          From 1972-1992

                                                        1999         1998          1997
                                                    -----------  ------------   ----------
(a)                       Balance at beginning
                           of year                            0             0    6,133,157
                           Additions:
                            Acquisitions             38,556,018             0            0
                            Improvements, etc.                0             0            0
                           Deletions:
                            Sale                              0             0   (6,133,157)

                          Encumbrances on Joint
                           Ventures
                           accounted for by
                            the equity              (15,968,149)            0            0
                                                    -----------  ------------   ----------
                          Balance at end of year     22,587,869             0            0
                                                    ===========  ============   ==========

* Partnership interest accounted for by the equity method.

                     REPORT OF INDEPENDENT ACCOUNTANTS ON

                         FINANCIAL STATEMENT SCHEDULES



     To the Partners of Prudential
     Variable Contract Real Property Partnership:

     Our audits of the consolidated financial statements referred to in our report dated February 17, 2000 also included an audit of the accompanying financial statement schedules. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



     PricewaterhouseCoopers LLP
     New York, New York
     February 17, 2000